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                                                                     Exhibit 11

                   PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In Thousands - Except Per Share Data)

                                                    Three Months Ended      Nine Months Ended
                                                      September  30            September 30
                                                   --------------------    --------------------
                                                      1996        1995        1996        1995
                                                      ----        ----        ----        ----
Income from continuing operations                  $  2,113    $  2,059    $  7,245    $  8,976
Amortization of imputed goodwill associated
   with the earnout shares                              (21)        (21)        (63)        (56)
                                                   --------    --------    --------    --------
Income from continuing operations related to
   shareholders of Common Stock (Primary)             2,092       2,038       7,182       8,920
Interest (net of income taxes in 1996)
   associated with convertible senior
   subordinated debentures                              264         403         792       1,209
                                                   --------    --------    --------    --------
Income from continuing operations related to
   shareholders of Common Stock (Fully
   diluted)                                        $  2,356    $  2,441    $  7,974    $ 10,129
                                                   ========    ========    ========    ========
Discontinued operations                            $  8,817    $    956    $ 11,642    $  2,600
                                                   ========    ========    ========    ========
Net income related to shareholders of Common
   Stock (Primary)                                 $ 10,909    $  2,994    $ 18,824    $ 11,520
                                                   ========    ========    ========    ========
Net Income related to shareholders of Common
Stock (Fully diluted)                              $ 11,173    $  3,397    $ 19,616    $ 12,729
                                                   ========    ========    ========    ========

PRIMARY COMPUTATION
   Average shares outstanding during the
      period                                         10,408      10,402      10,406       9,677
   Effect of General Aluminum Mfg. Company
      earnout shares deemed to be issued                188         188         188         188
   Effect of dilutive stock options based on
      the treasury stock method using the
      average market price for the period               328         209         383         175
                                                   --------    --------    --------    --------
         Shares used                                 10,924      10,799      10,977      10,040
                                                   ========    ========    ========    ========

   Per share of Common Stock:
      Continuing operations                        $    .19    $    .19    $    .66    $    .89
      Discontinued operations                           .81         .09        1.06         .26
                                                   --------    --------    --------    --------
      Net income                                   $   1.00    $    .28    $   1.72    $   1.15
                                                   ========    ========    ========    ========

FULLY DILUTED COMPUTATION
   Average shares outstanding per primary
      computation above                              10,924      10,799      10,977      10,040
   Additional effect of dilutive stock
      options based on the treasury stock method
      using the end of period market price, if
      higher than the average market price              -0-         -0-         -0-         -0-
   Effect of assuming conversion of the
      Convertible Senior Subordinated
      Debentures                                      1,151       1,151       1,151       1,151
                                                   --------    --------    --------    --------
         Shares used                                 12,075      11,950      12,128      11,191
                                                   ========    ========    ========    ========

   Per share of common stock:
      Continuing operations                        $    .20    $    .20    $    .66    $    .91
      Discontinued operations                           .73         .08         .96         .23
                                                   --------    --------    --------    --------
      Net income                                   $    .93    $    .28    $   1.62    $   1.14
                                                   ========    ========    ========    ========





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